Converted Organics Inc.
137A Lewis Wharf
Boston, MA 02110

March 12, 2012

Iroquois Master Fund Ltd.
c/o Iroquois Capital Management, LLC
641 Lexington Avenue, 26th Floor
New York, New York 10022

Hudson Bay Master Fund Ltd. (“Hudson Bay”)
c/o Hudson Bay Capital Management LP
777 Third Avenue, 30th Floor
New York, New York 10017

Re: Securities Purchase Agreement (the “Purchase Agreement”), dated as of January 3, 2012, by and among the Company, Iroquois Master Fund Ltd. (“Iroquois”) and Iroquois Capital Opportunity Fund LP

Dear Messrs. Silverman and Roth:

All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement. Iroquois and Hudson Bay are sometimes collectively referred to herein as the “Purchasers” and are also sometimes individually referred to herein as a “Purchaser.”

A. The Company and Iroquois hereby agree that notwithstanding anything contained in the Purchase Agreement or the Security Agreement (as the case may be) to the contrary:

(i) One extra Additional Closing shall occur on March 13, 2012, on the terms set forth in the remainder of this paragraph A.

(ii) On March 13, 2012, the Company shall issue and sell to each Purchaser, and each Purchaser severally, but not jointly, shall purchase from the Company, Additional Notes in the original principal amount as is set forth opposite their respective name on Schedule 1 attached hereto, along with Warrants to initially acquire up to the aggregate number of Warrant Shares as determined pursuant to the terms thereof. The Company shall deliver to each Purchaser the deliveries requested to be delivered by the Company pursuant to Section 7(b) of the Purchase Agreement. Each Purchaser shall pay their respective Additional Purchase Price set forth across from their respective name on Schedule 1 in accordance with Section 1(d)(ii) of the Purchase Agreement. The consummation of the purchase and sale of the Additional Notes and Warrants contemplated by this letter agreement is (x) an Additional Closing and (y) March 13, 2012, is an Additional Closing Date, in each case, for all purposes of the Purchase Agreement and the other Transaction Documents.

(iii) The proceeds received by the Company from the issuance and sale of the Additional Notes contemplated hereby shall be used solely to consummate the purchase of Series A Preferred Stock (the “I/P Stock”) of Innovate/Protect, Inc. contemplated by that certain Securities Purchase Agreement, dated March 12, 2012, by and among the Company and Hudson Bay. The parties acknowledge and agree that, without implication that the contrary would otherwise be true, the I/P Stock will constitute Collateral under the Security Agreement upon the Company’s purchase thereof, and the Company shall take all actions reasonably requested by any Secured Party (as defined in the Security Agreement) to perfect the Secured Parties’ Security Interest (as defined in the Security Agreement) therein in accordance with the terms of the Security Agreement.

B. Hudson Bay hereby (i) acknowledges and agrees to its obligations contemplated by Paragraph A above and (ii) makes, as of the date hereof, all of the representations and warranties set forth in Section 2 of the Purchase Agreement as to itself, other than with respect to Section 2(j). In lieu of making the representations set forth in Section 2(j), Hudson Bay hereby represents and warrants to the Company as follows:

Certain Trading Activities. As of the time of execution of this letter agreement by Hudson Bay, Hudson Bay has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with Hudson Bay, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities) during the period commencing on the date that Hudson Bay first became aware of the transaction contemplated by this letter agreement, and ending immediately prior to the execution of this letter agreement (it being understood and agreed that for all purposes of this letter agreement, and without implication that the contrary would otherwise be true, transactions shall not include the location and/or reservation of borrowable             shares of Common Stock). “Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended.

C. The parties hereto acknowledge and agree that (1) this letter agreement constitutes a joinder to the Security Agreement and Hudson Bay will become (without any further action) a Secured Party thereunder simultaneously with the occurrence of the extra Additional Closing contemplated by this letter agreement; (2) Hudson Bay shall only have those rights of a Buyer under the Purchase Agreement that are contained in Sections 4, 5 and 9 thereof (provided that Hudson Bay shall not have any rights, or any obligations, as a Buyer under Sections 4(a), 4(h), 4(j), 4(k), 4(n), 4(o), 4(q), 4(s) and 4(t) of the Purchase Agreement; (3) without limitation of the immediately preceding clause (2) and without implication that the contrary would otherwise be true, Hudson Bay shall not have any obligations or rights with respect to any Additional Closing other than the extra Additional Closing contemplated by this letter agreement; and (4) the consent of Hudson Bay shall not be required for any amendment to the Purchase Agreement or the Security Agreement unless (x) Hudson Bay holds an Additional Note at the time of such amendment and (y) such amendment adversely affects Hudson Bay in a manner that is disproportionate to Iroquois, taking into account all securities then held by Iroquois and Hudson Bay and any securities that are contemplated to be purchased by Iroquois and/or Hudson Bay at the time of such amendment, in which case the consent of Hudson Bay shall be required (it being understood and agreed that no amendment affecting any Additional Closing occurring after March 13, 2012, shall require the consent of Hudson Bay). The Company hereby acknowledges and agrees that (i) none of the rights of Hudson Bay contemplated hereunder as a Buyer shall limit any rights of Iroquois in any manner, (ii) Hudson Bay shall be entitled to rely on all representations and warranties contained in Section 3 of the Purchase Agreement as if such representations and warranties were made to Hudson Bay on the date of consummation of the transactions contemplated by this letter agreement and (iii) none of the I/P Stock may be transferred, sold or otherwise disposed of by the Company without the prior written consent of each Purchaser then holding Notes or April Notes. Notwithstanding the foregoing and the provisions of Section 17 of the Security Agreement, the parties acknowledge and agree that any proceeds received by a Secured Party from the sale or other disposition by such Secured Party of I/P Stock that constitutes Collateral shall (i) first, be used to repay all amounts outstanding (at the time of such sale or other disposition) under the Additional Notes issued on March 13, 2012 (pro rata based on the principal amount of such Additional Notes outstanding at the time of such sale or other disposition) and (ii) then, if any proceeds remain after application pursuant to the immediately preceding clause (i), be applied pursuant to, and in accordance with, Section 17 of the Security Agreement.

D. Except as expressly set forth herein, (i) each of the Transaction Documents and each of the obligations of the Company thereunder, and each of the rights of and benefits to Iroquois thereunder, is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects, except that from and after the date hereof, without implication that the contrary would otherwise be true, (A) all references in the Purchase Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder” or words of like import referring to the Purchase Agreement shall mean the Purchase Agreement as amended by this letter agreement, (B) all references in the Transaction Documents to “the Purchase Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Purchase Agreement shall mean the Purchase Agreement as amended by this letter agreement, (C) all references in the Security Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder” or words of like import referring to the Security Agreement shall mean the Security Agreement as amended by this letter agreement, (D) all references in the Transaction Documents to “the Security Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Security Agreement shall mean the Security Agreement as amended by this letter agreement and (E) all references in the Transaction Documents to “the Transaction Documents,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Transaction Documents shall mean the Transaction Documents as amended by this letter agreement and (ii) the execution, delivery and effectiveness of this letter agreement shall not operate as an amendment or waiver of any right, power or remedy of Iroquois under any of the Transaction Documents, nor constitute an amendment or waiver of any provision of any of the Transaction Documents and each of the Transaction Documents shall continue in full force and effect, as amended or modified by this letter agreement. The parties hereto agree that this letter agreement (i) amends (and constitutes an amendment to) the Purchase Agreement and all the other Transaction Documents as expressly contemplated by this letter agreement to give full force and effect to the terms and conditions of this letter agreement and (ii) constitutes a Transaction Document.

E. This letter agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

F. The Company shall, on or before 8:30 a.m., New York time, on March 14, 2012, file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this letter agreement in the form required by the 1934 Act. From and after the filing of such 8-K, the Company confirms that it will have disclosed all material, non-public information (if any) regarding the Company and its Subsidiaries delivered to Iroquois and/or Hudson Bay by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this letter agreement.

G. The obligations of each Purchaser under this letter agreement and the other Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this letter agreement or any other Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as, and the Company acknowledges that the Purchasers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated herein or by the other Transaction Documents or any matters, and the Company acknowledges that the Purchasers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by this letter agreement and the other Transaction Documents. The decision of each Purchaser to purchase Securities pursuant to this letter agreement and the other Transaction Documents has been made by each Purchaser independently of each other Purchaser. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with such Purchaser making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring such Purchaser’s investment in the Securities or enforcing its rights under this letter agreement or the other Transaction Documents. The Company and each Purchaser confirms that each Purchaser has independently participated with the Company and its Subsidiaries in the negotiation of the transaction contemplated hereby and by the other Transaction Documents with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this letter agreement or out of any other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby was solely in the control of the Company, not the action or decision of any Purchaser , and was done solely for the convenience of the Company and its Subsidiaries and not because it was required or requested to do so by any Purchaser. It is expressly understood and agreed that each provision contained in this letter agreement and in each other Transaction Document is between the Company, each Subsidiary and a Purchaser, solely, and not between the Company, its Subsidiaries and the Purchasers collectively and not between and among the Purchasers.

H. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this letter agreement and the consummation of the transactions contemplated hereby.

I. The Company and Iroquois hereby agree that the definitions of Fixed Conversion Price (as defined in each of the Notes and each of the April Notes) in each of the Notes issued prior to the date hereof and each of the April Notes are each hereby amended to: “$0.105 (subject to adjustment as provided herein) (the “Fixed Conversion Price”)”. The Company and Iroquois further agree that no adjustment to the exercise price of any warrant set forth on Schedule 2 attached hereto shall occur solely as a result of the amendment contemplated by the immediately preceding sentence.

[signature page follows]

Sincerely,

/s/ Edward J. Gildea

Edward J. Gildea,

CEO

Agreed to and accepted:

Iroquois Master Fund Ltd.

By: Iroquois Capital Management, LLC

Its: Investment Manager

By:	/s/ Authorized signatory

Name:

Title:

Hudson Bay Master Fund Ltd.

By: Hudson Bay Capital Management LP
Its: Investment Manager

By:	/s/ Authorized signatory

Name:

Title:

Schedule 1

			Number of
	Address and Facsimile Number	Original Principal Amount of Additional Note	— Warrant Shares underlying Warrants	Additional Purchase — Price	Legal Representative’s — Address and Facsimile Number

Iroquois Master Fund Ltd.	641 Lexington Avenue, 26th Floor New York, New York 10022 Facsimile: (212) 207-3452	$275,000	1,309,524	$250,000	Greenberg Traurig, LLP 77 W. Wacker Drive, Suite 3100 Chicago, Illinois 60601 Attention: Peter H. Lieberman Todd A. Mazur Facsimile: (312) 456-8435

Hudson Bay Master Fund Ltd.	777 Third Avenue, 30th Floor New York, New York 10017 Facsimile: (212) 207-3452	$275,000	1,309,524	$250,000	Elected Not To Provide

Schedule 2

Series A warrants issued December 17, 2010

Series A warrants issued March 7, 2011

Series B warrants issued April 15, 2011

Series A warrants issued April 15, 2011

Series C warrants issued April 15, 2011

Class C warrants

Class D warrants

Class E warrants

Class F warrants

Class G warrants

Warrants issued January 3, 2012

Warrants issued February 4, 2012

Warrants issued March 13, 2012